Exhibit 99.1

TRINITY SHAREHOLDERS APPROVE MERGER OF TRINITY CAPITAL CORPORATION WITH AND INTO ENTERPRISE FINANCIAL SERVICES CORP

Los Alamos, NM, March 5, 2019 — Trinity Capital Corporation (OTCQX: TRIN) ("TCC"), the parent company of Los Alamos-based Los Alamos National Bank ("LANB"), announced today that its shareholders have approved the proposed merger of TCC and Enterprise Financial Services Corp (NASDAQ: EFSC) (“EFSC”), the parent company of Enterprise Bank & Trust (“EB&T”), pursuant to the Agreement and Plan of Merger, dated as of November 1, 2018 (the “Merger Agreement”), by and among EFSC, EB&T, TCC and LANB. Subject to the terms of the Merger Agreement, TCC will merge with and into EFSC, with EFSC surviving the merger, and LANB will merge with and into EB&T, with EB&T surviving the merger. At the effective time of the merger, TCC’s shareholders will receive in exchange for each share of TCC common stock, (i) $1.84 in cash and (ii) 0.1972 shares of EFSC common stock, with cash being paid in lieu of fractional shares, in accordance with the terms and conditions of the Merger Agreement.

Final voting results for the TCC special meeting of shareholders will be disclosed in a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”). The proposed merger is expected to close on March 8, 2019, subject to satisfaction of customary closing conditions.

About Trinity Capital Corporation and Los Alamos National Bank:

TCC is the parent company of LANB, one of the largest locally-owned banks in New Mexico with current assets of $1.3 billion. Through the responsive work of over 200 professional employees, LANB is proud to offer a full range of banking services with the highest degree of customer service to businesses and residents in Northern New Mexico and the Albuquerque metro area. A true community bank with six full-service locations, LANB ranks as one of the top mortgage providers in the state. LANB has been voted one of the Best Banks in Santa Fe by the readers of the Santa Fe Reporter for the past 12 years. LANB was the first corporation in New Mexico, as well as the first and only bank in the nation, to earn the prestigious Malcolm Baldrige National Quality Award. Founded in 1963, LANB is headquartered in Los Alamos, New Mexico. For more information, visit www.LANB.com.

About Enterprise Financial Services Corp:

EFSC is a $5.5 billion bank holding company headquartered in Clayton, Missouri. EB&T operates 28 branch offices in the St. Louis, Kansas City and Phoenix metropolitan areas. EB&T offers a range of business and personal banking services, and wealth management services. Enterprise Trust, a division of EB&T, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. EFSC’s common stock is traded on the Nasdaq Global Select Market under the symbol “EFSC.” For additional information, available at the EFSC website, visit www.enterprisebank.com.

Note: Financial data as of or for the quarter ending September 30, 2018, unless otherwise noted.

Forward-Looking Statements

This press release contains statements regarding the proposed transaction between TCC and EFSC, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of TCC and EFSC. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of TCC, EFSC and the combined corporation, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” “indicates” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected time frame, or at all. For a more complete list and description of such risks and uncertainties, refer to TCC’s and EFSC’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings made by TCC and EFSC with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, TCC disclaims any intention or obligation to update any forward-looking statements after the filing of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

For more information please contact:

Trinity Capital Corporation:
John S. Gulas, Chief Executive Officer
(505) 663-3990

Note: Financial data as of or for the quarter ending September 30, 2018, unless otherwise noted.